UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is hereby incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SCANA Corporation (“SCANA”), South Carolina Electric & Gas Company (“SCE&G”), South Carolina Fuel Company, Inc. (“SCFC”), and Public Service Company of North Carolina, Incorporated (“PSNC Energy”) are parties to credit facilities entered into on October 25, 2012 totaling $1.8 billion (the “Facilities”) consisting of (i) a $300 million, 5-year revolving credit facility for SCANA, (ii) a $700 million, 5-year revolving credit facility for SCE&G, (iii) a $200 million, 3-year revolving credit facility for SCE&G, (iv) a $500 million, 5-year revolving credit facility for SCFC, and (v) a $100 million, 5-year revolving credit facility for PSNC Energy. Each Facility has a procedure for the extension, upon the request of the borrower, of the term of the Facility for an additional period of one year. Subject to there existing no Default or Event of Default under a Facility, and to the representations and warranties of the borrower under the Facility being true and correct in all material respects, the lenders under each Facility have agreed to extend the term of the Facility for a period of one year effective October 25, 2013.
Upon the effectiveness of the extensions on October 25, 2013, each of the 5-year Facilities will expire October 25, 2018, and SCE&G’s 3-year Facility will expire October 25, 2016.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

September 30, 2013	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller